                                                          Exhibit 10.5

                                                     TRIBAL OFFICE BUILDING
                                                         P.O. BOX 6010
MISSISSIPPI BAND OF CHOCTAW    [INSERT LOGO]    PHILADELPHIA, MISSISSIPPI 39350
 INDIANS                                            TELEPHONE (601) 656-5251

Mr. Sergio Bakas, AIA                                   October 8, 1999
Arquitectonica
550 Brickell Avenue, Suite 200
Miami, Florida  33131

Dear Mr. Bakas:

         The tribe has received your proposal dated September 24, 1999 to provide design services for Phase One work of the Resort Master Plan. The proposal from you is intended as an amendment to our existing agreement dated January 29, 1999. A copy of your proposal is attached to this letter.

         Through this letter we indicate our acceptance of the amendment to our existing contract. You are instructed to proceed at once with production of construction documents for the various projects. Jay Dorris will be your day-to-day contact for these projects. Please work with him to establish a project schedule for my review and to coordinate other issues. Once developed and agreed to, the project schedule will become a part of this amendment as it relates to the timely provision of the construction documents from you.

         We look forward to working with you. Thank you.




/s/ PHILLIP MARTIN                          /s/ HARRISON BEN
----------------------------------          --------------------------
Phillip Martin,                             Harrison Ben,
Tribal Chief                                Secretary/Treasurer
                                            Tribal Council

10/8/99                                     10-13-99
----------------------------------          --------------------------
Date                                        Date

                                      cc:      Jay Dorris

September 24, 1999
(rev. from September 17, 1999)

Phillip Martin, Tribal Chief
Mississippi Band of Choctaw Indians
P.O. Box 6010, Choctaw Branch
Philadelphia, MS 39350

RE:      RESORT PHASE ONE:
         BASIC ARCHITECTURAL SERVICES

Dear Chief Martin,

                  Arquitectonica is pleased to have the opportunity to submit a proposal for the Phase One work of the Resort Master Plan. As indicated in our current agreement, Basic Services for the components of the Master Plan will be added when approved as an extension of the agreement. Design services for the Silver Star Parking Garage are being provided under a separate amendment. The following is a summary proposal based on our approved contract for services.

                          ARTICLE 1. SCOPE OF SERVICES

         Full Basic Services, as delineated in our executed agreement for the following Master Plan elements:

1.1 A Casino/Hotel Resort based around the approved Schematic Design dated 9 September 1999 and its companion program/budget.

1.2      A Show Theater located adjacent to the existing Silver Star Resort

1.3      A 42,000 SF Retail Promenade located in front of the new Show Theater.

1.4 An air-conditioned connector bridge, linking the new casino to the existing Silver Star Resort.

1.5 Various improvements to the existing Silver Star Resort to accept the new resort amenities.

1.6 Sitework and Utility improvements necessary to accomplish the facilities including on-grade parking and local utilities.

                  Specialty Consultants including but not limited to cost estimation, interior design, acoustical, graphic design, food and laundry services, security, gaming, theatrical, audio visual, elevatoring, wind tunnel and curtain wall may be added under this agreement as a consultancy and managed and incorporated into our Work, upon our mutual agreement.

                  We understand that both Landscape Architecture and Civil Engineering services have been approved for inclusion into this base agreement as an additional specialty. Other site engineering services including Geotechnical, Land Surveyors and Traffic consultants can be added to this base proposal if you desire when those scopes have been further developed.

                   ARTICLE 2. EXCLUSIONS TO SCOPE OF SERVICES

         The following information or services required for performance of the work will be provided by others:


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #2

2.1 Topography, boundary and utility surveys, geotechnical studies, adjacent conditions including site and road sections or other base information.

2.2 Specialty Engineering consultants will be provided separately as delineated in Part A above.

2.3 Professional rendering and model, preparation of marketing brochures, repetitive computer-generated animation and video (other than the final Schematic Design), and mock-up designs if not specifically indicated in the Scope of Services.

                          ARTICLE 3. PROFESSIONAL FEES

         Basic Services include Structural, HVAC, Plumbing, Fire Protection & Electrical. Proposed Professional Fees are as delineated in the approved agreement and summarized as follows:

         The Project Fee for Basic Services for the facilities is based on a percentage of total hard construction cost derived from a Factor of 42 divided by the common logarithm of the construction cost (CC) or:

                          FEE PERCENTAGE = 42 / LOG CC

         The current approved Construction Cost budget (including 8.00% for the Contractor's General Conditions and 4.0% for Contractor's Overhead & Profit) for Phase One program items include:

3.1      Hotel/Casino                                   $     104,845,905

3.2      Show Theater                                   $       6,400,953

3.3      Retail Promenade                               $       5,338,612

3.4      Connector Bridge                               $       6,645,000

3.5      Silver Star Improvements                       $       2,800,000

3.6      Sitework                                       $      10,358,350

                  SUBTOTAL:                             $     126,030,470

                  General Conditions (8.00%)            $      10,082,438

                                                        $     136,112,908

                  Overhead (4.00%)                      $       5,444,516

                  TOTAL:                                $     141,557,424

                  Therefore, the Fee Percentage = 42/ Log $141,557,424 or 5.15%, and a Fee of $7,290,207.

                  The Fee will be distributed in the following Phases:

      Schematic Design Phase                                     20%               $   1,458,830

--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA -
COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE
N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S.
copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #3


      Design Development Phase                                   20%               $   1,458,830

      Construction Document Phase                                45%               $   3,280,593

      Bidding & Negotiation                                      2.5%              $     182,225

      Subtotal                                                                     $   6,378,931

      Construction Administration Phase                          12.5%             $     911,276
      (Upon Tribal Council Approval)

      Site Visits at request of the Owner                        TBD

      TOTAL BASIC SERVICES                                      100%               $   7,290,207

         Fees paid in the Schematic Design Phase for the Casino/Hotel will be credited to the Schematic Design of this extension as per our Agreement.

         Specialty Consultants indicated in Part A above added to the team as the need arises will be contracted at direct cost plus a 1.20 management fee. ARQ will organize and coordinate with all consultants, whether part of the Design Team or provided by the Owner.

         Site engineering including Civil, Traffic, Geotechnical and Land Surveyors will be handled as a direct Reimbursable Expense plus a 1.10 multiplier.

         Reimbursable expenses and Additional Services provisions as well as any remaining provisions are indicated in the approved agreement.

         We hope this extension of our current agreement meets with your approval and hope to continue with the project in a timely fashion.

Yours sincerely,

Sergio S. Bakas, AIA
Vice President


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #4

                                  [INSERT LOGO]


             STANDARD FORM OF AGREEMENT BETWEEN OWNER AND ARCHITECT

                      AIA DOCUMENT B141 - ELECTRONIC FORMAT

--------------------------------------------------------------------------------

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.


Copyright 1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970,
1974, 1977, 1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C., 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

--------------------------------------------------------------------------------

AGREEMENT made as of the 29 day of January in the year of Nineteen Hundred and Ninety-Nine

BETWEEN the Owner:
(NAME AND ADDRESS)
MISSISSIPPI BAND OF CHOCTAW INDIANS
Highway 16 West
Philadelphia, Mississippi 39350

and the Architect:
(NAME AND ADDRESS)
ARQUITECTONICA INTERNATIONAL CORP.
550 Brickell Avenue
Miami, Florida 33145

For the following Project:
(INCLUDE DETAILED DESCRIPTION OF PROJECT, LOCATION, ADDRESS AND SCOPE.)

A multi-phase resort project to be constructed over the next five to seven years with a combination of possible uses to be determined by an initial Master Planning Phase, located in Philadelphia, Mississippi. Likely uses to be developed in the first phase include a 50-100,000 SF themed, first-class gaming casino and a new 500-room resort hotel with corresponding administrative areas, hotel retail, back-of-house functions, parking and infrastructure. Complimentary uses such as specialty retail, food & beverage areas, meeting rooms and showrooms will also be included in this early stage to some degree to be determined after completion of a feasibility study and our Master Plan. Other building components under consideration for future phases include a festival retail facility, world-class Conference Center, a Show Theater, a Cultural Center, a Sports Complex and a Themed Amusement Park, all with corresponding parking structures and infrastructure.

The Owner and Architect agree as set forth below.


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #5

--------------------------------------------------------------------------------
          TERMS AND CONDITIONS OF AGREEMENT BETWEEN OWNER AND ARCHITECT
--------------------------------------------------------------------------------

                                   ARTICLE 1.
                          ARCHITECT'S RESPONSIBILITIES

1.1      ARCHITECT'S SERVICES

1.1.1 The Architect's services consist of those services performed by the Architect, Architect's employees and Architect's consultants as enumerated in Articles 2 and 3 of this Agreement and any other services included in Article 12.

1.1.2 The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Work. The Architect shall submit for the Owner's approval a schedule for the performance of the Architect's services which may be adjusted as the Project proceeds, and shall include allowances for periods of time required for the Owner's review and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

1.1.3 The services covered by this Agreement are subject to the time limitations contained in Subparagraph 11.5.1.

                                   ARTICLE 2.
                       SCOPE OF ARCHITECT'S BASIC SERVICES

2.1      DEFINITION

2.1.1 The Architect's Basic Services consist of those described in Paragraphs
2.2 through 2.6 and any other services identified in Article 12 as part of Basic Services, and include normal structural, mechanical and electrical engineering services.

2.2      SCHEMATIC DESIGN PHASE

2.2.1 The Architect shall assist the Owner in developing the Owner's preliminary program, shall ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Owner.

2.2.2 The Architect shall provide a preliminary evaluation of the Owner's program, schedule and construction budget requirements, each in terms of the other, subject to the limitations set forth in Subparagraph 5.2.1.

2.2.3 The Architect shall review with the Owner alternative approaches to design and construction of the Project.

2.2.4 Based on the mutually agreed-upon program, schedule and construction budget requirements, the Architect shall prepare, for approval by the Owner, Schematic Design Documents consisting of drawings and other documents illustrating the scale and relationship of Project components.

2.2.5 The Architect shall submit to the Owner a preliminary estimate of Construction Cost based on current area, volume or other unit costs.

2.3 DESIGN DEVELOPMENT PHASE

2.3.1 Based on the approved Schematic Design Documents and any adjustments authorized by the Owner in the program, schedule or construction budget, the Architect shall prepare, for approval by the Owner, Design Development Documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, materials and such other elements as may be appropriate.

2.3.2 The Architect shall advise the Owner of any adjustments to the preliminary estimate of Construction Cost.

2.4 CONSTRUCTION DOCUMENTS PHASE

2.4.1 Based on the approved Design Development Documents and any further adjustments in the scope or quality of the Project or in the construction budget authorized by the Owner, the Architect shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project. The Architect's stamp of professional registration and signature shall be placed on each of the Drawings. The Architect's stamp of professional registrations and signature shall be placed on the cover of each volume of the Specifications and Project Manuals prepared as part of Construction Documents.

2.4.2 The Architect shall assist the Owner with the bidding & negotiation process with the Contractor by assisting in the preparation of the necessary bidding information, bidding forms, the Conditions of the Contract, and the form of Agreement between the Owner and Contractor. The Architect will also assist in evaluating any Contractor's proposals for construction on behalf of the Owner.

2.4.3 The Architect shall advise the Owner of any adjustments to previous preliminary estimates of Construction Cost indicated by changes in requirements or general market conditions.


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #6

2.4.4 The Architect shall assist the Owner in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

2.5 BIDDING OR NEGOTIATION PHASE

2.5.1 The Architect, following the Owner's approval of the Construction Documents and of the latest estimate of Construction Cost, shall assist the Owner in obtaining bids or negotiated proposals and assist in awarding and preparing contracts for construction.

2.6 CONSTRUCTION PHASE - ADMINISTRATION OF THE CONSTRUCTION CONTRACT

2.6.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for Construction and terminates at the earlier of the issuance to the Owner of the final Certificate for Payment or 60 days after the date of Substantial Completion of the Work.

2.6.2 The Architect shall provide administration of the Contract for Construction as set forth below and in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement, unless otherwise provided in this Agreement.

2.6.3 Duties, responsibilities and limitations of authority of the Architect shall not be restricted, modified or extended without written agreement of the Owner and Architect.

2.6.4 Architect shall be a representative of and shall advise and consult with the Owner (1) during construction until final payment to the Contractor is due, and (2) as an Additional Service at the Owner's direction from time to time during the correction period described in the Contract for Construction. The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written instrument.

2.6.5 The Architect shall visit the site at intervals appropriate to the stage of construction or as otherwise agreed by the Owner and Architect in writing to become generally familiar with the progress and quality of the Work completed and to determine in general if the Work is being performed in a manner indicating that the Work when completed will be in accordance with the Contract Documents. Full time on-site representation shall be provided as an additional service by separate agreement. On the basis of on-site observations as an architect, the Architect shall keep the Owner informed of the progress and quality of the Work, and shall endeavor to guard the Owner against defects and deficiencies in the Work. (MORE EXTENSIVE SITE REPRESENTATION MAY BE AGREED TO AS AN ADDITIONAL SERVICE, AS DESCRIBED IN PARAGRAPH 3.2.)


2.6.6 The Architect shall not have control over or charge of and shall not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility under the Contract for Construction. The Architect shall not be responsible for the Contractor's schedules or failure to carry out the Work in accordance with the Contract Documents. The Architect shall not have control over or charge of acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

2.6.7 The Architect shall at all times have access to the Work wherever it is in preparation or progress.

2.6.8 Except as may otherwise be provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall communicate through the Architect. Communications by and with the Architect's consultants shall be through the Architect.

2.6.9 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect shall review and certify the amounts due the Contractor.

2.6.10 The Architect's certification for payment shall constitute a representation to the Owner, based on the Architect's observations at the site as provided in Subparagraph 2.6.5 and on the data comprising the Contractor's Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment shall further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment shall not be a representation that the Architect has (1) reviewed construction means, methods, techniques, sequences or procedures, (2) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum except requiring the Contractor to supply Monthly Release Affidavits for subcontractors.

2.6.11 The Architect shall recommend to the Owner the rejection of Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract

--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #7

Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated; installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees or other persons performing portions of the Work.

2.6.12 The Architect shall review and approve or take other appropriate action upon Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action shall be taken with such reasonable promptness as to cause no delay in the Work or in the construction of the Owner or of separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities or for substantiating instructions for installation or performance of equipment or systems designed by the Contractor, all of which remain the responsibility of the Contractor to the extent required by the Contract Documents. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component. When professional certification of performance characteristics of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon such certification to establish that the materials, systems or equipment will meet the performance criteria required by the Contract Documents.

2.6.13 The Architect shall prepare Change Orders and Construction Change Directives, with supporting documentation and data if deemed necessary by the Architect as provided in Subparagraphs 3.1.1 and 3.3.3, for the Owner's approval and execution in accordance with the Contract Documents, and may authorize minor changes in the Work not involving an adjustment in the Contract Sum or an extension of the Contract Time which are not inconsistent with the intent of the Contract Documents.

2.6.14 The Architect shall conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, shall receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract Documents and assembled by the Contractor, and shall issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

2.6.15 The Architect shall provide advice to the Owner in matters concerning performance of the Owner and Contractor under the requirements of the Contract Documents on written request of the Owner. The Architect's response to such requests shall be made with reasonable promptness and within any time limits agreed upon.

2.6.16 Advice and decisions provided by the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings. When making such advice and decisions, the Architect shall endeavor to secure faithful performance by the Contractor, and shall not be liable for results of interpretations or decisions so rendered in good faith.

2.6.17 The Architect's decisions on matters relating to aesthetic effect shall be final if consistent with the intent expressed in the Contract Documents.

2.6.18 The Architect shall render written decisions within a reasonable time on all claims, disputes or other matters in question between the Owner and Contractor relating to the execution or progress of the Work as provided in the Contract Documents.

2.6.19 The Architect's decisions on claims, disputes or other matters, including those in question between the Owner and Contractor, except for those relating to aesthetic effect as provided in Subparagraph 2.6.17, shall be subject to the dispute resolution process set forth in 12.7 as provided in this Agreement and in the Contract Documents.

                                   ARTICLE 3.
                               ADDITIONAL SERVICES

3.1      GENERAL

3.1.1 The services described in this Article 3 are not included in Basic Services unless so identified in Article 12, and they shall be paid for by the Owner as provided in this Agreement, in addition to the compensation for Basic Services. The services described under Paragraphs 3.2 and 3.4 shall only be provided if authorized or confirmed in writing by the Owner. If services described under Contingent Additional Services in Paragraph 3.3 are required due to circumstances beyond the Architect's control, the Architect shall notify the Owner prior to commencing such services. If the Owner deems that such services described under Paragraph 3.3 are not required, the Owner shall give prompt written notice to the Architect. If the Owner indicates in writing that all or part of such Contingent Additional Services are not required, the Architect shall have no obligation to provide those services.

--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #8

3.2      PROJECT REPRESENTATION BEYOND BASIC SERVICES

3.2.1 If more extensive representation at the site than is described in Subparagraph 2.6.5 is required, the Architect shall provide one or more Project Representatives to assist in carrying out such additional on-site responsibilities.

3.2.2 Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefor as agreed by the Owner and Architect. The duties, responsibilities and limitations of authority of Project Representatives shall be as described in the edition of AIA Document B352 current as of the date of this Agreement, unless otherwise agreed.

3.2.3 Through the observations by such Project Representatives, the Architect shall endeavor to provide further protection for the Owner against defects and deficiencies in the Work, but the furnishing of such project representation shall not modify the rights, responsibilities or obligations of the Architect as described elsewhere in this Agreement.

3.3 CONTINGENT ADDITIONAL SERVICES

3.3.1 Making revisions in Drawings, Specifications or other documents when such revisions are:

     .1 inconsistent with approvals or instructions previously given by the Owner, including revisions made necessary by adjustments in the Owner's program or Project budget;

     .2 required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

     .3 due to changes required as a result of the Owner's failure to render decisions in a timely manner.

3.3.2      [Not used.]

3.3.3 Preparing Drawings, Specifications and other documentation and supporting data, and providing other services in connection with Change Orders and Construction Change Directives, provided such Change Orders and Construction Change Directives are not the result of actions or omissions by the Architect.

3.3.4 Providing additional services in connection with evaluating substitutions proposed by the Contractor and making subsequent revisions to Drawings, Specifications and other documentation resulting therefrom.

3.3.5 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

3.3.6 Providing services made necessary by the default of the Contractor, by major defects or deficiencies in the Work of the Contractor, or by failure of performance of either the Owner or Contractor under the Contract for Construction.

3.3.7 Providing services in evaluating an extensive number of claims submitted by the Contractor or others in connection with the Work.

3.3.8 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding except where the Architect is party thereto.

3.3.9 Preparing documents for alternate, separate or exhaustive sequential bids or providing exhaustive services in connection with bidding, negotiation or construction prior to the completion of the Construction Documents Phase. The Architect understands that some portions of the Work may be bid in packages (foundations, steel) and such preparation shall not be considered an Additional Service unless such preparation interferes with the normal course of delivering the documents.

3.4 OPTIONAL ADDITIONAL SERVICES

3.4.1 [Not used.]

3.4.2 Providing financial feasibility or other special studies.

3.4.3 Providing planning surveys.

3.4.4 Providing special surveys, (other than the Code study provided as part of Basic Services) environmental studies and submissions required for approvals of governmental authorities or others having jurisdiction over the Project.

3.4.5 [Not used.]

3.4.6 Providing services to investigate existing conditions or facilities or to make measured drawings thereof

3.4.7 Providing services to verify the accuracy of drawings or other information furnished by the Owner.

3.4.8 Providing coordination of construction performed by separate contractors or by the Owner's own forces and coordination of services required in connection with construction performed and equipment supplied by the Owner.

--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #9

3.4.9 Providing services in connection with the work of a construction manager or separate consultants retained by the Owner.

3.4.10 Providing detailed estimates of Construction Cost.

3.4.11 Providing detailed quantity surveys or inventories of material, equipment and labor.

3.4.12 Providing analyses of owning and operating costs.

3.4.13 Providing interior design and other similar services required for or in connection with the selection, procurement or installation of furniture, furnishings and related equipment (collectively "FF&E") pursuant to Section
12.1.2 at an additional fee as specified,

3.4.14 Providing services for planning tenant or rental spaces.

3.4.15 Making investigations, inventories of materials or equipment, or valuations and detailed appraisals of existing facilities.

3.4.16 Insert A: The Architect will prepare a set of reproducible record drawings from prints marked up during construction as an Additional Service on an hourly basis.

3.4.17 Providing assistance in the utilization of equipment or systems such as testing, adjusting and balancing, preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

3.4.18 Providing services after issuance to the Owner of the final Certificate for Payment, or in the absence of a final Certificate for Payment, more than 60 days after the date of Substantial Completion of the Work.

3.4.19 Providing services of consultants for other than architectural, structural, mechanical and electrical engineering portions of the Project provided as a part of Basic Services.

3.4.20 Providing any other services not otherwise included in this Agreement or not customarily furnished in accordance with generally accepted architectural practice.

                                   ARTICLE 4.
                            OWNER'S RESPONSIBILITIES

4.1 The Owner shall provide full information regarding requirements for the Project, including a preliminary program which shall set forth the Owner's objectives, schedule, constraints and criteria, including space requirements and relationships, flexibility, expandability, special equipment, systems and site requirements.

4.2 The Owner, with the assistance of the Architect and Consultant team, shall establish and update an overall budget for the Project, including the Construction Cost, the Owner's other costs and reasonable contingencies related to all of these costs.

4.3 If requested by the Architect, the Owner shall furnish evidence that financial arrangements have been made to fulfill the Owner's obligations under this Agreement.

4.4 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services.

4.5 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All the information on the survey shall be referenced to a project benchmark.

4.6 The Owner shall furnish the services of geotechnical engineers when such services are requested by the Architect. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

4.6.1 The Owner shall furnish the services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Architect.

4.7 The Owner shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and



--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #10
environmental tests, inspections and reports required by law or the Contract Documents.

4.8 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including auditing services the Owner may require to verify the Contractor's Applications for Payment or to ascertain how or for what purposes the Contractor has used the money paid by or on behalf of the Owner.

4.9 The services, information, surveys and reports required by Paragraphs 4.5 through 4.8 shall be furnished at the Owner's expense, and the Architect shall be entitled to rely upon the accuracy and completeness thereof.

4.10 Prompt written notice shall be given by the Owner to the Architect if the Owner becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.11 The proposed language of certificates or certifications requested of the Architect or Architect's consultants shall be submitted to the Architect for review and approval at least 14 days prior to execution. The Owner shall not request certifications that would require knowledge or services beyond the scope of this Agreement.

                                   ARTICLE 5.
                                CONSTRUCTION COST

5.1      DEFINITION

5.1.1 The Construction Cost shall be the total cost to the Owner (estimated initially until fixed at an accepted Bid amount). For the purposes of fee calculation, see Article 11.2.1.3, for the definition of Construction Cost.

5.1.2 The Construction Cost shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractor's overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction.

5.1.3 Construction Cost does not include the compensation of the Architect and Architect's consultants, the costs of the land, rights-of-way, financing or other costs which are the responsibility of the Owner as provided in Article 4.

5.2      RESPONSIBILITY FOR CONSTRUCTION COST

5.2.1 Evaluations of the Owner's Project budget, preliminary estimates of Construction Cost and detailed estimates of Construction Cost, if any, prepared by the Architect, represent the Architect's best judgment as a design professional familiar with the construction industry. It is recognized, however, that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Architect cannot and does not warrant or represent that bids or negotiated prices will not vary from the Owner's Project budget or from any estimate of Construction Cost or evaluation prepared or agreed to by the Architect.

5.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement by the furnishing, proposal or establishment of a Project budget, unless such fixed limit has been agreed upon in writing and signed by the parties hereto. If such a fixed limit has been established, the Architect shall be permitted to include contingencies for design, bidding and price escalation, to determine what materials, equipment, component systems and types of construction are to be included in the Contract Documents, to make reasonable adjustments in the scope of the Project and to include in the Contract Documents alternate bids to adjust the Construction Cost to the fixed limit. Fixed limits, if any, shall be increased in the amount of an increase in the Contract Sum occurring after execution of the Contract for Construction.

5.2.3 If the Bidding or Negotiation Phase has not commenced within 90 days after the Architect submits the Construction Documents to the Owner, any Project budget or fixed limit of Construction Cost shall be adjusted to reflect changes in the general level of prices in the construction industry between the date of submission of the Construction Documents to the Owner and the date on which proposals are sought.

5.2.4 If a fixed limit of Construction Cost (adjusted as provided in Subparagraph 5.2.3) is exceeded by the lowest bona fide bid or negotiated proposal, the Owner shall:

     .1   give written approval of an increase in such fixed limit;

     .2 authorize rebidding or renegotiating of the Project within a reasonable time;

     .3 if the Project is abandoned, terminate in accordance with Paragraph 8.3; or


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #11

     .4 cooperate in revising the Project scope and quality as required to reduce the Construction Cost.

5.2.5 If the Owner chooses to proceed under Clause 5.2.4.4, the Architect, without additional charge, shall modify the Contract Documents as necessary to comply with the fixed limit, if established as a condition of this Agreement. The modification of Contract Documents shall be the limit of the Architect's responsibility arising out of the establishment of a fixed limit. The Architect shall be entitled to compensation in accordance with this Agreement for all services performed whether or not the Construction Phase is commenced.

                                   ARTICLE 6.
                          USE OF ARCHITECT'S DRAWINGS,
                       SPECIFICATIONS AND OTHER DOCUMENTS

6.1 See Article 12.11

6.2 Submission or distribution of documents to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the Architect's reserved rights pursuant to Article 12.

                                   ARTICLE 7.
                                   ARBITRATION

7.1 [Not used.]

7.2 [Not used.]

7.3 [Not used.]

7.4 See Article 12.

                                   ARTICLE 8.
                           TERMINATION, SUSPENSION OR
                                   ABANDONMENT

8.1 This Agreement may be terminated by either party upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Architect's compensation shall be equitably adjusted, by mutual agreement between Owner and Architect, to provide for expenses incurred in the interruption and resumption of the Architect's services.

8.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Architect in the event that the Project is permanently abandoned. If the Project is suspended by the Owner for more than 120 consecutive days, or 120 days total within a one (1) year period the Architect may terminate this Agreement by giving written notice.

8.4 Failure of the Owner to make payments to the Architect in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

8.5 If the Owner fails to make payment when due the Architect for services and expenses, the Architect may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full is received by the Architect within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services.

8.6 In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Paragraph 8.7.

8.7 Termination Expenses are in addition to compensation for Basic and Additional Services, and include expenses which are directly attributable to termination. Termination Expenses shall be computed as a percentage of the total compensation for Basic Services and Additional Services earned to the time of termination, as follows:

         .1     [Not used.]

         .2 Ten percent of the total compensation for Basic and Additional Services earned to date if termination occurs during the Schematic Design Phase; (provided the Owner has instructed the Architect to Proceed with Basic Services) or

         .3 Five percent of the total compensation for Basic and Additional Services earned to date if termination occurs during any subsequent phase.



--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #12

                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

9.1      See Article 12.10.

9.2 Terms in this Agreement shall have the same meaning as those in AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement.

9.3 Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Certificate for Payment for acts or failures to act occurring after Substantial Completion.

9.4 The Owner and Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, but only to the extent covered by property insurance during construction, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement. The Owner and Architect each shall require similar waivers from their contractors, consultants and agents.

9.5 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither Owner nor Architect shall assign this Agreement without the written consent of the other.

9.6 This Agreement represents the entire and integrated agreement between the Owner and Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect.

9.7 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

9.8      See Section 12.3.

9.9 The Architect shall have access to the Project site for the purpose of photography and shall have the right to include representations of the design of the Project with the Owner's prior written including photographs of the exterior and interior, among the Architect's promotional and professional materials. The Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advised the Architect in writing of the specific information considered by the Owner to be confidential or proprietary. The owner shall provide professional credit for the Architect on the construction sign and in the promotional materials for the Project.

                                   ARTICLE 10.
                            PAYMENTS TO THE ARCHITECT

10.1     DIRECT PERSONNEL EXPENSE

10.1.1 Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

10.2     REIMBURSABLE EXPENSES

10.2.1 Reimbursable Expenses are in addition to compensation for Basic and Additional Services and include expenses incurred by the Architect and Architect's employees and consultants in the interest of the Project, as identified in the following Clauses.

10.2.1.1 Expense of transportation outside the Metropolitan Dade County area in connection with the Project; expenses in connection with authorized out-of-town travel including private automobile usage at the current federal rate; long-distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

10.2.1.2 Expense of reproductions, color computer renderings, postage and handling of Drawings, Specifications and other documents.

10.2.1.3 If authorized in advance by the Owner, expense of overtime work requiring higher than regular rates.

10.2.1.4 Expense of renderings, models and mock-ups requested by the Owner, (except preliminary wire-frame, computer modeling which shall not be charged as a reimbursable expense). Expenses for advanced 3-D modeling, if requested by the Owner at a later date, shall be a reimbursable cost.


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #13

10.2.1.5 Expense of additional insurance coverage or limits, including professional liability insurance, requested by the Owner in excess of the insurance carried by the Architect and Architect's consultants pursuant to
Section 12.8.

10.2.1.6 Expense of computer-aided design and drafting equipment time when used in connection with Additional Services.

10.3 PAYMENTS ON ACCOUNT OF BASIC SERVICES

10.3.1 An initial payment as set forth in Paragraph 11.1 is the minimum payment under this Agreement.

10.3.2 Subsequent payments for Basic Services shall be made monthly and, where applicable, shall be in proportion to services performed within each phase of service, on the basis set forth in Subparagraph 11.2.2. Payments on portions of such invoices may be withheld on a line-item basis to resolve disputed items and expedite the remaining un-contested items.

10.3.3 If and to the extent that the time initially established in Subparagraph
11.5.1 of this Agreement is exceeded or extended through no fault of the Architect, compensation for any services rendered during the additional period of time shall be computed in the manner set forth in Subparagraph 11.3.2.

10.3.4 When compensation is based on a percentage of Construction Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions of the Project shall be payable to the extent services are performed on those portions, in accordance with the schedule set forth in Subparagraph 11.2.2, based on (1) the lowest bona fide bid or negotiated proposal, or (2) if no such bid or proposal is received, the most recent preliminary estimate of Construction Cost or detailed estimate of Construction Cost for such portions of the Project.

10.4     PAYMENTS ON ACCOUNT OF ADDITIONAL  SERVICES

10.4.1 Payments on account of the Architect's Additional Services and for Reimbursable Expenses shall be made monthly upon presentation of the Architect's statement of services rendered or expenses incurred.

10.5     PAYMENTS WITHHELD

10.5.1 No deductions shall be made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld from payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect has been found to be liable.

10.6     ARCHITECT'S ACCOUNTING RECORDS

10.6.1 Records of Reimbursable Expenses and expenses pertaining to Additional Services and services performed on the basis of a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at reasonable business hours.


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #14

                                   ARTICLE 11.
                              BASIS OF COMPENSATION

The Owner shall compensate the Architect as follows:

11.1 AN INITIAL PAYMENT of Twenty-Three thousand and Two hundred and Fifty Dollars ($ 23,250.00) shall be made upon execution of this Agreement and credited to the Owner's account at final payment, (calculated at five percent 5.0% of $465,000.00 for planning).

11.2 BASIC COMPENSATION

11.2.1 FOR BASIC SERVICES, as described in Article 2, and any other services included in Article 12 as part of Basic Services, Basic Compensation shall be computed as follows: (Insert basis of compensation, including stipulated sums, multiples or percentages, and identify phases to which particular methods of compensation apply, if necessary.)

1. Fees for Professional Services for the Master Planning portion of the Project shall be on a lump sum basis for Two Hundred and Ninety thousand dollars ($290,000.00) invoiced monthly based on progress,

2. Fees for Conceptual Design services for the Casino/Hotel portion of the Project shall be on a lump sum basis for One Hundred and Seventy Five thousand dollars ($175,000.00) invoiced monthly based on progress.

3. Basic Services for the Casino/Hotel work and any other uses selected during the Master Planning phase is based on a percentage of total hard construction cost for Basic Services derived from a Factor of 42 divided by the common logarithm of the construction cost (CC) or:

Fee Percentage = 42/Log CC

A budgeted Construction Cost will be used at the outset of the project and will be replaced by a Probable Construction Cost when the design can be estimated. It will be adjusted again after a Construction Bid is determined and approved and then become fixed.

Fees paid in 11.2.2 shall be credited in Basic Services to the Schematic Design Phase if the Project should proceed. Additional portions of the Master Planning fee in Section 11.2.1.1 may be credited to Basic Services to the Schematic Design Phase if significant portions of the Master Plan are selected for Basic Services within this Agreement by mutual agreement.

Upon completion of the Master Plan, both parties will review the uses selected for development and determine the level of "theming" necessary to accomplish the design. An additional "theming" fee for highly themed environments may be appropriate. Highly themed environments refer to areas of the Project that require additional attention by the Consultant team, over and above normal design and construction and/or expertise by specialty consultants not typically part of an architectural design team. Examples of highly themed environments may include staged show components, water features, robotics, animation, advance audio/visual treatment, artistic recreations etc.

For Professional Services (excluding expenses) of other base building consultants in the design team other than normal structural HVAC, plumbing, fire protection and electrical shall be by mutual approval and invoiced at one and one fifth (1.20) times direct cost for assuming additional direction, coordination of their deliverables, and accounting expenses. This charge will be in lieu of a Management Fee to handle consultants not part of Basic Services or multipliers for Reimbursable Expenses indicated in Section 11.4 herein. These may include cost estimation, interior design services performed outside the Architect's office, acoustical, graphic design, food and laundry services, security, video/audio, elevatoring, wind tunnel, and any other specialty. This multiplier specifically EXCLUDES site engineering services including Landscape Architecture, Civil engineering, Geotechnical, Land Surveys and Traffic consultants which are indicated herein in Section 11.4.1.

11.2.2 Where compensation is based on a stipulated sum or percentage of Construction Cost, progress payments for Basic Services in each phase shall total the following percentages of the total Basic Compensation payable:
(Insert additional phases as appropriate.)


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #15

     Schematic Design Phase:                                                           twenty percent (20 %)
     Design Development Phase:                                                         twenty percent (20 %)
     Construction Documents Phase:                                                     forty-five percent (45 %)
     Bidding or Negotiation Phase: (Part of Construction Documents Phase above)        ___ percent (___%)
     Construction Phase:                                                               fifteen percent (15 %)
     Total Basic Compensation                                                          one hundred percent (100%)

11.3 COMPENSATION FOR ADDITIONAL SERVICES

11.3.1 FOR PROJECT REPRESENTATION BEYOND BASIC SERVICES, as described in Paragraph 3.2, compensation shall be computed as follows:

At the Architect's Standard Hourly rates as set forth in Article 12.

11.3.2 FOR ADDITIONAL SERVICES OF THE ARCHITECT, as described in Articles 3 and 12, other than (1) Additional Project Representation, as described in Paragraph 3.2, and (2) services included in Article 12 as part of Basic Services, but excluding services of consultants, compensation shall be computed as follows:

(INSERT BASIS OF COMPENSATION, INCLUDING RATES AND/OR MULTIPLES OF DIRECT PERSONNEL EXPENSE FOR PRINCIPALS AND EMPLOYEES, AND IDENTIFY PRINCIPALS AND CLASSIFY EMPLOYEES, IF REQUIRED. IDENTIFY SPECIFIC SERVICES TO WHICH PARTICULAR METHODS OF COMPENSATION APPLY, IF NECESSARY)


At the Architect's Standard Hourly rates as set forth in Article 12.

11.3.3 FOR ADDITIONAL SERVICES OF CONSULTANTS, including additional structural, mechanical and electrical engineering services and those provided under Subparagraph 3.4.19 or identified in Article 12 as part of Additional Services, a multiple of one and one tenth (1.10) times the amounts billed to the Architect for such services.

(IDENTIFY SPECIFIC TYPES OF CONSULTANTS IN ARTICLE 12, IF REQUIRED.)


11.4     REIMBURSABLE EXPENSES

11.4.1 FOR REIMBURSABLE EXPENSES, as described in Paragraph 10.2, and any other items included in Article 12 as Reimbursable Expenses, a multiple of one and one tenth (1.10) times the expenses incurred by the Architect, the Architect's employees and consultants in the interest of the Project. This multiplier applies to Reimbursements for consultant costs for site engineering (Civil, Traffic, Land Surveyor) and Landscape Architecture.

11.5     ADDITIONAL PROVISIONS

11.5.1 IF THE BASIC SERVICES covered by this Agreement have not been completed within some agreed upon number of months to be determined prior to Basic Services when the Scope and Construction time is determined and attached hereto as an amendment to this Agreement ( ) of the date hereof, through no fault of the Architect, extension of the Architect's services beyond that time shall be compensated as provided in Subparagraphs 10.3.3 and 11.3.2.

11.5.2 Payments are due and payable Thirty (30) days from the receipt of the Architects invoice. Amounts unpaid forty-five (45) days after the receipt date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Architect.

(INSERT RATE OF INTEREST AGREED UPON,)


Three-Fourths of One Percent monthly (0.75%)

(USURY LAWS AND REQUIREMENTS UNDER THE FEDERAL TRUTH IN LENDING ACT, SIMILAR STATE AND LOCAL CONSUMER CREDIT LAWS AND OTHER REGULATIONS AT THE OWNER'S AND ARCHITECT'S PRINCIPAL PLACES OF BUSINESS, THE LOCATION OF THE PROJECT AND ELSEWHERE MAY AFFECT THE VALIDITY OF THIS PROVISION. SPECIFIC LEGAL ADVICE SHOULD BE OBTAINED WITH RESPECT TO DELETIONS OR MODIFICATIONS, AND ALSO REGARDING REQUIREMENTS SUCH AS WRITTEN DISCLOSURES OR WAIVERS.)


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #16

11.5.3 The rates and multiples set forth for Additional Services shall be adjusted in accordance with normal salary review practices of the Architect, if the Project Time exceeds four (4) years.

                                   ARTICLE 12.
                          OTHER CONDITIONS OR SERVICES

(INSERT DESCRIPTIONS OF OTHER SERVICES, IDENTIFY ADDITIONAL SERVICES INCLUDED WITHIN BASIC COMPENSATION AND MODIFICATIONS TO THE PAYMENT AND COMPENSATION TERMS INCLUDED IN THIS AGREEMENT.)


12.1     BASIC SERVICES

In addition to the services described in Sections 2.2 through 2.19, the Architect shall provide the following as Basic Services:

12.1.1 Meet with the Owner's staff to further develop the Owner's preliminary program for the Project.

12.1.2 Provide Interior Design services for built-in items and finishes for all public spaces (lobbies, corridors, etc.). Furniture and furnishings design can be provided as an Additional Service, with enough detail to allow procurement by others. Tenant Retail/Restaurant spaces shall be designed as a "shell" space only, in preparation for future tenant work by others unless also specifically added as Interior Design Services.

12.1.3 A portion of the architectural Work in Basic Services under this Agreement will be provided by Korunsky Krank & Erickson (KKE) as hired by the Architect under a separate Consultant Agreement.

12.1.4 The remainder of the consultant team providing Basic Services (normal Structural, HVAC, Plumbing, Fire Protection and Electrical) will be selected with the Owner's recommendation and approval.

12.2     OWNERSHIP RIGHTS IN CUSTOM-DESIGNED ITEMS

The Architect shall retain all legal rights including copyright, design and utility patent rights, in and to selected furniture, fixtures and accessories ("FF&E Items") which are custom-designed by the Architect for the Project, including, but not limited to, the right to commercially develop and market, under the Architect's name or otherwise, derivative FF&E items of a substantially similar design for non-competitive uses. The Architect agrees to refrain from use, re-use or incorporation of any of the Owner's copyrighted names or logos used in conjunction with the Project for any outside purpose. The Owner retains the right to re-use designs for specialty items and FF&E for other similar Projects.

12.3     HAZARDOUS MATERIALS

The Architect shall have no responsibility for or liability in connection with the discovery, presence, handling, containment, removal or disposal of or exposure of persons to asbestos, asbestos products, polychlorinated biphenyl
(PCB) or other toxic substances (collectively, "Hazardous Materials") in any form at the Project site. If the Architect encounters or otherwise becomes aware of the presence of Hazardous Materials, the Architect shall notify the Owner immediately, orally and in writing, of the condition. The Owner shall thereafter engage properly qualified experts and contractors to evaluate the Hazardous Materials and provide for their removal or containment. The Owner shall indemnify, hold harmless and defend the Architect and its employees and consultants from any claims, causes of action, costs or expenses, including attorney's fees, arising out of or relating to the presence of Hazardous Materials at the Project site.

12.4     UNANTICIPATED CONDITIONS AT THE SITE

The Owner acknowledges that it is impossible to anticipate all conditions which may arise in the absence of full exploratory testing. Accordingly, in the event that conditions are uncovered during construction that could not reasonably have been anticipated by the Architect in the absence of exploratory testing, then the Architect shall be compensated on an Additional Services basis for revisions to the Construction Documents and related professional services necessitated by said unanticipated conditions.

12.5     DELAYS


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #17

The Architect and Owner shall not be responsible for delays resulting from: (1) acts, omissions to act, or failure to act in a timely manner by the Owner, the Contractor, subcontractors and their respective agents and employees; (2) "Force Majeure Events" which shall include, but not be limited to, acts of God; strikes, lockouts or other labor disturbances (except the Owner and/or Architect's own employees); civil unrest; embargoes; shortage or unavailability of materials or labor; and unforeseen changes in applicable laws or regulations;
(3) any other matters beyond the reasonable control of the Architect. In such an event, the Project schedule shall be equitably adjusted to compensate for the effect of such delays.

12.6     INDEMNIFICATION

The Owner agrees to use reasonable effort to include in the Construction Contract a provision obligating the Contractor to indemnify, hold harmless and defend the architect from and against all claims, causes of action, damages and expenses, including attorney's fees, arising out of injury or death to persons or damage to property to the extent caused by acts or omissions of the Contractor, its subcontractors, suppliers and any one for whose acts they may be held legally responsible. Failure to provide such indemnification from the General Contractor is not deemed to make the Owner in default of its responsibilities under this Agreement.

12.7     DISPUTE RESOLUTION:

12.7.1 DISPUTES: In order to avoid litigation and to resolve any disputes as amicably as possible, the parties agree that any dispute arising out of or relating to this Agreement, whether in contract, tort or otherwise, arising before or after termination of this Agreement, shall be resolved either (i) through discussion between the parties pursuant to 12.7.2 or, (ii) if the parties fail to resolve the dispute through such discussions and if agreed upon by both parties, the dispute may be submitted to binding arbitration pursuant to
12.7.3 or (iii) in the event the parties do not resolve the dispute through either of such voluntary methods, then either party shall be entitled to bring any available legal action. In the event of legal action between the parties, the prevailing party shall be entitled to reimbursement of its reasonable legal fees and costs.

12.7.2 MEDIATION: Either party may commence this process by written notice to the other describing the matter in dispute. In the next five (5) days following such notice, the Owner and Architect's designees, shall meet and use their best efforts to resolve the dispute through direct discussions and/or through telephone conferences. If discussion between the parties does not resolve the dispute. The Owner's designee shall notify the Chief of the Mississippi Band of Choctaw Indians of the dispute, and the Chief will discuss the dispute with the Architect's President. If, however, the parties are unable to reach agreement within a fifteen (15) day period from the date of the first written notice of dispute or such additional periods as they may agree, then either party may seek to resolve the dispute pursuant to Section 12.7.3 below.

12.7.3 ARBITRATION: Upon written agreement of both parties, any claim, dispute or other matter in question between the Owner and the Architect arising out of or related to this Agreement may be submitted to binding Arbitration. Any such agreement or consent to arbitrate shall be specifically enforceable in the Tribal Court of the Mississippi Band of Choctaw Indians.

         Unless the agreement or consent to arbitrate specifies otherwise, the arbitration shall be conducted on the Tribal Trust Lands of the Mississippi Band of Choctaw Indians. The Owner and the Architect shall agree on a single arbitrator, who shall be independent from bot parties and shall be appointed to resolve the dispute. If parties are unable to so agree on a single arbitrator, each party shall select one independent arbitrator, each of whom thereafter shall select a third arbitrator with expertise in the subject matter of the dispute, and the three arbitrators so selected shall arbitrate the dispute.

         The arbitrator or arbitrators shall meet with the parties immediately after his, her or their appointment to determine a schedule and the procedures for arbitration, including whether and to what extent discovery of facts is required, but recognizing that one the purposes of arbitration as a dispute resolution process is to minimize the time and expense that would otherwise be potentially incurred in judicial proceedings. The parties shall have the right to participate in the arbitration hearing and may determine the most effective and efficient method of presentation of their case, whether through live testimony, written affidavits, or arguments of counsel or other representation at the hearing. The parties may be represented by any person of their choice at the arbitration proceedings.

         The cost of arbitration fees paid to the arbitrator or arbitrators shall be shared equally by the parties. In addition, each party shall bear its own cost and attorney's fees associated with its participation in the arbitration. The arbitrators shall have the option to award the prevailing party the recovery of its share of arbitration costs and fees if the arbitrator or arbitrators determine that the losing party's case was without any substantial merit so as to have been pursued in bad faith or without valid grounds.


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #18

12.8     INSURANCE

Architect, at his own expense shall procure and maintain at all times during the performance of the Services, all insurance in accordance with the Insurance Certificate of Liability Insurance attached hereto and made a part hereof as Exhibit B and summarized below.

The Architect shall maintain insurance coverages with the following limits:

     General Liability (ea. occurrence)     $1,000,000
     Automobile Liability                   $1,000,000
     Excess Liability (umberalla type)      $5,000,000
     Professional Liability                 $1,000,000

In no event shall the limit of coverage provided be less than that set forth in this Section 12.8. The Owner may elect to secure additional Project Insurance at its own cost. The Owner shall be named Additional insured in the Certificate of Liability Insurance. In the event such insurance is cancelled or reduced in limits, the Owner shall receive written notice thirty (30) days prior to such change.

12.9     HOURLY RATES

The Architect's Standard hourly rates for Additional Services are:

     Principal                          $225/hour
     Associates                         $150/hour
     Project Manager                    $100/hour
     Project Architect/Designer         $100/hour
     Renderer                           $100/hour
     Senior Draftsman                   $70/hour
     Junior Draftsman                   $60/hour
     Clerical                           $30/hour

12.10       JURISDICTION

This Agreement shall be construed according to the laws of the State of Mississippi. Exclusive venue and jurisdiction shall be in the Tribal Court of the Mississippi Band of Choctaw Indians.

12.11       OWNERSHIP AND USE OF DOCUMENTS

All documents, including drawings and specifications, furnished by the Architect (collectively, "Documents") pursuant to this Agreement shall become the sole property of the Owner upon full payment for services properly performed under the terms of this Agreement, whether or not the Project for which they are made is commenced. Owner may reuse such Documents in connection with repairs, modifications, or extensions of the Project, provided that Owner shall defend, indemnify and hold the Architect harmless from all loss, cost, claims and liabilities including reasonable attorneys' fees resulting from the use of such Documents without the Architect's involvement in connection with modifications or extensions of the Project except to the extent such loss, cost, claim or liability arose out of negligent acts or omissions in the Documents as originally prepared by the Architect. The Architect shall be entitled to retain copies of the Documents for record and archival purposes.

12.12       ADDITIONAL PROVISIONS

The terms and provisions contained in the proposal letter dated November 4, 1998 that was submitted by the Architect to the Owner are hereby incorporated into this Agreement except for 1) Section C3 Community Master Plan, 2) provisions relating to professional fees, reimbursable expenses, additional services, payment and schedule and termination, postponement and abandonment and 3) any other terms or provisions contained in that letter that relate to Community Master Planning efforts. To the extent that any terms or provisions contained in the November 4, 1998 letter conflict with terms or provisions of the Agreement, the terms and provisions of this Agreement shall supercede the terms and provisions contained in the letter.


--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #19

This Agreement entered into as of the day and year first written above.

OWNER                                           ARCHITECT

/s/ PHILLIP MARTIN                              /s/ BERNARDO FORT-BRESCIA
-------------------------------------           -------------------------
(SIGNATURE)                                     (SIGNATURE)
Phillip Martin, Tribal Chief                    Bernardo Fort-Brescia, Principal
(PRINTED NAME AND TITLE)                        (PRINTED NAME AND TITLE)



--------------------------------------------------------------------------------
AIA DOCUMENT B141 - OWNER-ARCHITECT AGREEMENT - FOURTEENTH EDITION - AIA - COPYRIGHT 1987 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292.; Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with the permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format B141-1987
    User Document: CHOCTAW1.DOC -- 1/29/1999. AIA License Number 100847, which expires on 12/31/1999 -- Page #20